Exhibit 99.1

Glenpointe Centre West
500 Frank W. Burr Blvd. Teaneck, NJ 07666

FOR IMMEDIATE RELEASE

COGNIZANT REPORTS FOURTH QUARTER AND FULL YEAR 2014 RESULTS

Annual revenue of $10.26 billion, up 16.1% year-over-year

Provides guidance for 2015 revenue growth of at least 19%

TEANECK, N.J., February 4, 2015 – Cognizant Technology Solutions Corporation (NASDAQ: CTSH), a leading provider of information technology, consulting, and business process outsourcing services, today announced its fourth quarter and full year 2014 financial results.

Highlights – Fourth Quarter 2014

•	Quarterly revenue rose to $2.74 billion, up 16.4% from the year-ago quarter and 6.2% sequentially. Excluding the fourth quarter revenue from the acquisition of TriZetto, quarterly revenue was up 13.0% from the year-ago quarter and 3.1% sequentially.

•	Quarterly diluted EPS on a GAAP basis was $0.59, compared to $0.53 in the year-ago quarter.

•	Quarterly diluted EPS on a non-GAAP basis was $0.67, compared to $0.59 in the year-ago quarter.

•	Net headcount addition for the quarter was approximately 11,800, including TriZetto, and year-end headcount was approximately 211,500.

Revenue for the fourth quarter of 2014 rose to $2.74 billion, up 16.4% from $2.36 billion in the fourth quarter of 2013. Excluding fourth quarter revenue of $80.6 million from TriZetto, quarterly revenue was up 13.0% from the year-ago quarter. GAAP net income was $362.9 million, or $0.59 per diluted share, compared to $324.3 million, or $0.53 per diluted share, in the fourth quarter of 2013. Diluted EPS on a non-GAAP basis was $0.67, compared to $0.59 in the fourth quarter of 2013. GAAP operating margin was 17.5% and non-GAAP operating margin was 19.4% for the fourth quarter. Reconciliations of non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

“Despite unfavorable European currency movements during the fourth quarter, we finished 2014 with strong revenue performance and believe we are well positioned to continue that momentum into 2015 on the strength of our integrated consulting, technology, digital and business services capabilities,” said Francisco D’Souza, Chief Executive Officer of Cognizant. “Business leaders globally are facing dramatically compressed innovation cycles and are challenged with the dual mandate of simultaneously achieving efficiency and innovation. They are turning to us as a partner that can help them re-imagine their businesses for the digital era.”

“2014 was a significant year, marking 20 years of innovation and growth for Cognizant,” said Gordon Coburn, President. “Integration of our $2.8 billion acquisition of TriZetto, completed in the fourth quarter, is well underway and we’re excited by the healthcare opportunities we see. As we crossed the

200,000 employee mark, we’ve been able to recruit top talent from around the world, and believe we are in a unique position in the market to address a wide range of opportunities fueled by digital transformations across all of our industry segments, service lines and geographies.”

Highlights – Full Year 2014

•	Revenue increased to $10.26 billion, up 16.1% from 2013. Excluding revenue from the acquisition of TriZetto, revenue was up 15.1% from 2013.

•	Diluted EPS on a GAAP basis was $2.35, compared to $2.02 in 2013.

•	Diluted EPS on a non-GAAP basis was $2.60, compared to $2.27 in 2013.

Revenue for 2014 increased to $10.26 billion, up 16.1% from $8.84 billion for 2013. Excluding revenue of $80.6 million from TriZetto, revenue was up 15.1% from 2013. GAAP net income for 2014 was $1.44 billion, or $2.35 per diluted share, compared to $1.23 billion, or $2.02 per diluted share, for 2013. Diluted EPS on a non-GAAP basis was $2.60. GAAP operating margin was 18.4% and non-GAAP operating margin was 20.2% for 2014. Reconciliations of these non-GAAP financial measures to GAAP operating results and diluted EPS are included in the table at the end of this release.

First Quarter & Full Year 2015 Outlook

The Company is providing the following guidance:

•	First quarter 2015 revenue expected to be at least $2.88 billion.

•	First quarter 2015 diluted EPS on a non-GAAP basis is expected to be at least $0.69.

•	Full year 2015 revenue expected to be at least $12.21 billion, up at least 19% compared to 2014.

•	Full year 2015 diluted EPS on a non-GAAP basis expected to be at least $2.91.

“We closed 2014 on a strong note. Revenue growth, excluding the TriZetto acquisition, exceeded the guided range for the quarter, reflecting the strong demand for our services,” said Karen McLoughlin, Chief Financial Officer. “Despite current exchange rates which will negatively impact 2015 revenue growth by approximately 2%, compared to average 2014 exchange rates, we are pleased to provide 2015 guidance of at least 19% compared to 2014.”

Conference Call

Cognizant will host a conference call February 4, 2015 at 7:30 a.m. (Eastern) to discuss the Company’s quarterly and full year 2014 results. To listen to the conference call, please dial (877) 810-9510 (domestically) and (201) 493-6778 (internationally) and provide the following conference passcode: “Cognizant Call.”

The conference call will also be available live via the Internet by accessing the Cognizant website at www.cognizant.com. Please go to the website at least 15 minutes prior to the call to register and to download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing (877) 660-6853 for domestic callers or (201) 612-7415 for international callers and entering 13598992 from two hours after the end of the call until 11:59 p.m. (Eastern) on Wednesday, February 18, 2015. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.

About Cognizant

Cognizant (NASDAQ: CTSH) is a leading provider of information technology, consulting, and business process outsourcing services, dedicated to helping the world’s leading companies build stronger businesses. Headquartered in Teaneck, New Jersey (U.S.), Cognizant combines a passion for client satisfaction, technology innovation, deep industry and business process expertise, and a global, collaborative workforce that embodies the future of work. With over 75 development and delivery centers worldwide and approximately 211,500 employees as of December 31, 2014, Cognizant is a member of the NASDAQ-100, the S&P 500, the Forbes Global 2000, and the Fortune 500 and is ranked among the top performing and fastest growing companies in the world. Visit us online at www.cognizant.com or follow us on Twitter: Cognizant.

Forward-Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our expectations regarding opportunities in the marketplace, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Quarterly Report on Form 10-Q and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures

To supplement our financial results presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP operating margin and non-GAAP diluted earnings per share (“non-GAAP diluted EPS”). These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of Cognizant’s GAAP financial measures to the corresponding non-GAAP measures should be carefully evaluated. With respect to our expectations in the “First Quarter & Full Year 2015 Outlook” section above, reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS guidance cannot be provided without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to net non-operating foreign currency exchange gains or losses which are excluded from the non-GAAP diluted EPS.

We seek to manage the company to a targeted operating margin, excluding stock-based compensation costs and acquisition-related charges, of 19% to 20% of revenues. Acquisition-related charges include, when applicable, amortization of purchased intangible assets included in the depreciation and amortization expense line on our condensed consolidated statements of operations, external deal costs, acquisition-related retention bonuses, integration costs, changes in the fair value of contingent consideration liabilities, charges for impairment of acquired intangible assets and other acquisition-related costs. In addition to excluding stock-based compensation costs and acquisition-related charges, our non-GAAP diluted earnings per share also exclude net non-operating foreign currency exchange gains or losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes. Management believes providing investors with an operating view consistent with how it manages the company provides enhanced transparency into the operating results of the company. For our internal management reporting and budgeting purposes, we use non-GAAP financial measures for financial and operational decision making, to evaluate period-to-period comparisons and for making comparisons of our operating results to those of our competitors. Therefore, it is our belief that the use of non-GAAP financial measures provides a meaningful supplemental measure for investors to evaluate our financial performance. Accordingly, we believe that the presentation of non-GAAP operating margin and non-GAAP diluted earnings per share, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP measures versus financial measures calculated in accordance with GAAP is that non-GAAP measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation, acquisition-related charges, including amortization of purchased intangibles, and net non-operating foreign currency exchange gains or losses. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating margin and non-GAAP diluted earnings per share to allow investors to evaluate such non-GAAP financial measures.

Contact: David Nelson

VP, Investor Relations & Treasurer

201-498-8840

david.nelson@cognizant.com

- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenues	$2,742,230	$2,355,488	$10,262,681	$8,843,189

Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	1,639,384	1,411,155	6,141,118	5,265,469
Selling, general and administrative expenses	562,622	450,503	2,037,021	1,727,609
Depreciation and amortization expense	60,816	45,989	199,664	172,201

Income from operations	479,408	447,841	1,884,878	1,677,910

Other income (expense), net:
Interest income	17,606	11,873	62,444	48,896
Interest expense	(2,173)	—	(2,468)	—
Foreign currency exchange gains (losses), net	(7,185)	(9,116)	(20,376)	(41,130)
Other, net	(2,390)	541	(447)	2,241

Total other income (expense), net	5,858	3,298	39,153	10,007

Income before provision for income taxes	485,266	451,139	1,924,031	1,687,917

Provision for income taxes	122,409	126,807	484,764	459,339

Net income	$362,857	$324,332	$1,439,267	$1,228,578

Basic earnings per share	$0.60	$0.54	$2.37	$2.03

Diluted earnings per share	$0.59	$0.53	$2.35	$2.02

Weighted average number of common shares outstanding - Basic	608,822	605,746	608,126	604,015

Weighted average number of common shares outstanding - Diluted	612,772	610,856	612,489	609,662

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(In thousands)

	December 31, 2014	December 31, 2013

Assets

Current Assets

Cash and cash equivalents	$2,010,149	$2,213,006

Short-term investments	1,764,577	1,534,467

Trade accounts receivable, net of allowances of $36,925 and $26,824, respectively	1,968,680	1,648,785

Unbilled accounts receivable	324,584	226,487

Deferred income tax assets, net	329,694	256,230

Other current assets	352,613	268,907

Total Current Assets	6,750,297	6,147,882

Property and equipment, net	1,247,205	1,081,164

Goodwill	2,413,564	444,236

Intangible assets, net	953,749	131,274

Deferred income tax assets, net	144,438	147,149

Other noncurrent assets	209,663	183,013

Total Assets	$11,718,916	$8,134,718

Liabilities and Stockholders’ Equity

Current Liabilities

Accounts payable	$145,687	$113,394

Deferred revenue	224,114	182,893

Short-term debt	700,002	—

Accrued expenses and other current liabilities	1,522,291	1,478,221

Total Current Liabilities	2,592,094	1,774,508

Deferred revenue, noncurrent	80,956	—

Deferred income tax liabilities, net	251,724	21,170

Long-term debt	937,500	—

Other noncurrent liabilities	116,424	203,249

Total Liabilities	3,978,698	1,998,927

Stockholders’ Equity	7,740,218	6,135,791

Total Liabilities and Stockholders’ Equity	$11,718,916	$8,134,718

Notes:

The December 31, 2014 unaudited condensed consolidated statement of financial position reflects a preliminary allocation of purchase price for our acquisition of TriZetto completed on November 20, 2014. The finalization of our purchase accounting assessment may result in changes, which could be material, in the valuation of assets and liabilities acquired, particularly with respect to intangible assets. We will finalize the purchase price allocation as soon as practicable within the measurement period, but in no event later than one year following the date of acquisition.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Reconciliations of Non-GAAP Financial Measures (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

GAAP income from operations	$479,408	$447,841	$1,884,878	$1,677,910

Add: Stock-based compensation expense (a)	34,203	32,447	134,825	118,800

Add: Acquisition-related charges (b)	17,963	6,316	48,394	24,002

Non-GAAP income from operations	$531,574	$486,604	$2,068,097	$1,820,712

GAAP operating margin	17.5%	19.0%	18.4%	19.0%

Effect of above adjustments to income from operations	1.9%	1.7%	1.8%	1.6%

Non-GAAP operating margin	19.4%	20.7%	20.2%	20.6%

GAAP diluted earnings per share	$0.59	$0.53	$2.35	$2.02

Effect of above operating adjustments, net of tax	0.07	0.05	0.23	0.17

Effect on non-operating foreign currency exchange gains and losses, net of tax (c)	0.01	0.01	0.02	0.08

Non-GAAP diluted earnings per share	$0.67	$0.59	$2.60	$2.27

Notes:

(a)	For the three months ended December 31, 2014, the $34,203 adjustment to exclude stock-based compensation from income from operations includes $7,108, which was reported in cost of revenues and $27,095, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

For the three months ended December 31, 2013, the $32,447 adjustment to exclude stock-based compensation from income from operations includes $5,537, which was reported in cost of revenues and $26,910, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

For the twelve months ended December 31, 2014, the $134,825 adjustment to exclude stock-based compensation from income from operations includes $26,762, which was reported in cost of revenues and $108,063, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

For the twelve months ended December 31, 2013, the $118,800 adjustment to exclude stock-based compensation from income from operations includes $19,107, which was reported in cost of revenues and $99,693, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

(b)	Acquisition-related charges include the following when applicable: amortization of acquired intangible assets, external deal costs, acqusition-related retention payments, changes in the fair value of contingent consideration liabilities, integration costs and other acquisition-related costs.
(c)	Non-operating foreign currency exchange gains and losses are inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes.

The above tables serve to reconcile the Non-GAAP financial measures to comparable GAAP measures. Please refer to the “About Non-GAAP Financial Measures” section of our press release for further information on the use of these Non-GAAP measures.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Schedule of Supplemental Information (Unaudited)

(In thousands)

	Three Months Ended December 31, 2014
			% Change
	$	% of total	Sequential	Year over Year
Revenue by Segment:
Financial Services	$1,121,147	40.9%	3.6%	12.4%
Healthcare	772,657	28.2%	17.9%	26.0%
Manufacturing/Retail/Logistics	534,272	19.5%	0.2%	9.0%
Other	314,154	11.5%	1.2%	23.3%

Total Revenue	$2,742,230		6.2%	16.4%

Revenue by Geography:
North America	$2,133,773	77.8%	7.7%	17.4%
United Kingdom	278,647	10.2%	0.6%	13.3%
Rest of Europe	196,435	7.2%	0.7%	7.3%

Europe - Total	475,082	17.3%	0.6%	10.7%
Rest of World	133,375	4.9%	4.5%	22.3%

Total Revenue	$2,742,230		6.2%	16.4%

	Twelve Months Ended December 31, 2014
			% Change
	$	% of total	Year over Year
Revenue by Segment:
Financial Services	$4,285,614	41.8%	15.3%
Healthcare	2,689,427	26.2%	18.7%
Manufacturing/Retail/Logistics	2,093,560	20.4%	12.1%
Other	1,194,080	11.6%	20.3%

Total Revenue	$10,262,681		16.1%

Revenue by Geography:
North America	$7,879,785	76.8%	14.9%
United Kingdom	1,099,178	10.7%	16.6%
Rest of Europe	784,412	7.6%	23.2%

Europe - Total	1,883,590	18.4%	19.3%
Rest of World	499,306	4.9%	23.6%

Total Revenue	$10,262,681		16.1%